UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 11, 2011

TODD SHIPYARDS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-5109	91-1506719
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1801- 16th AVENUE SW, SEATTLE, WASHINGTON		98134-1089
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code

(206) 623-1635

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As a result of the transactions described in Item 5.01 hereof, incorporated herein by reference, Todd Shipyards Corporation, a Delaware corporation (the “Company”), no longer fulfills the numerical listing requirements of the New York Stock Exchange (“NYSE”). Accordingly, today, at the Company’s request, NYSE has filed with the Securities and Exchange Commission a Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on Form 25, effecting the delisting of the Company’s common stock, par value $0.01 per share (the “Shares”), from NYSE and the deregistration of such common stock under Section 12(b) of the Exchange Act.

Item 3.02 Unregistered Sale of Equity Securities.

As previously disclosed, the Company, Vigor Industrial LLC, an Oregon limited liability company (“Parent”), and Nautical Miles, Inc., a Delaware corporation and a wholly owned indirect subsidiary of Parent (“Purchaser”), entered into an Agreement and Plan of Merger dated as of December 22, 2010 (the “Merger Agreement”).

On December 30, 2010, pursuant to the Merger Agreement, Purchaser commenced a tender offer to acquire all of the Shares, for $22.27 per Share to the seller in cash, without interest and less any applicable withholding and transfer taxes (the “Offer Price”), upon the terms and subject to the conditions set forth in the Offer to Purchase dated December 30, 2010, as amended, and in the related Letter of Transmittal (which, together with all amendments and supplements thereto, collectively constitute the “Offer”). On February 15, 2011, Purchaser accepted for payment the tendered Shares as described in Section 5.01 hereof.

On February 15, 2010, pursuant to the Merger Agreement, Purchaser’s option (the “Top-Up”) to purchase directly from the Company 1,248,565 newly-issued Shares (the “Top-Up Shares”) at the Offer Price was automatically exercised in exchange for a non-negotiable and non-transferable promissory note issued by Purchaser to the Company in the aggregate principal amount of $27,793,056.90, bearing interest compounding at 5% per annum, with principal and interest due one year after the date of purchase of the Top-Up Shares, prepayable in whole or in part without premium or penalty plus cash in an amount equal to the par value of the Top-Up Shares. The Top-Up Shares, when combined with the number of Shares owned by Parent and Purchaser immediately prior to the exercise of the Top-Up, represented at least 90% of the outstanding Shares on a fully diluted basis. The Top-Up Shares were issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon an exemption from registration pursuant to Section 4(2) of the Securities Act, as a transaction by an issuer not involving a public offering.

Item 3.03 Material Modification to Rights of Security Holders.

In connection with the consummation of the Merger described in Section 5.01 hereof, each Share issued and outstanding immediately prior to the effective time of the Merger (other than Shares owned by Parent or Purchaser, Shares owned by the Company as treasury stock or Shares held by stockholders who properly exercise their appraisal rights pursuant to and in compliance with the Delaware General Corporation Law) was cancelled and converted into the right to receive the Offer Price. At the effective time of the Merger, the Company’s stockholders ceased to have any rights as stockholders in the Company (other than their right to receive the Offer Price) and accordingly no longer have any interest in the Company’s future earnings or growth.

Item 5.01 Changes in Control of Registrant.

The Offer expired at 12:00 midnight, New York City time on February 11, 2011. Based on information provided by the depository for the Offer, an aggregate of 5,121,073 Shares were validly tendered and not validly withdrawn as of the expiration of the Offer, and Purchaser has accepted for payment all such Shares.

The information set forth in Item 3.02 of this Current Report on Form 8-K is incorporated herein by reference.

On February 15, 2011 pursuant to the Merger Agreement, Purchaser effected a short-form merger, pursuant to which Purchaser was merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent. At the effective time of the Merger, each remaining outstanding Share not tendered in the Offer (other than Shares owned by Parent or Purchaser, Shares owned by the Company as treasury stock or Shares held by stockholders who properly exercise their appraisal rights pursuant to and in compliance with the Delaware General Corporation Law) was, by virtue of the Merger and without any action on the part of the holders of Shares, converted into the right to receive the Offer Price.

The description of the Merger Agreement set forth above does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which was filed by the Company as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on December 23, 2010 and is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the Merger Agreement, on February 15, 2011, each of Brent D. Baird, Steven A. Clifford, Patrick W.E. Hodgson, Joseph D. Lehrer, William L. Lewis, Admiral J. Paul Reason, and Stephen G. Welch resigned as directors of the Company, and Frank J. Foti, Bruce A. Dummer, and Robert J. Baker, the directors of Purchaser immediately prior to the effective time of the Merger, became the directors of the Company.

Pursuant to the Merger Agreement, the officers of the Company immediately prior to the Merger are continuing as the officers of the Company following the Merger except that Mr. Foti was appointed Chairman of the Board and Chief Executive Officer, Mr. Dummer was appointed Chief Financial Officer and Assistant Secretary and David A. Whitcomb was appointed Chief Operating Officer. Mr. Welch is not continuing as Chief Executive Officer and Mr. Dodge is not continuing as Chief Financial Officer.

Information about Mr. Foti, Mr. Dummer, Mr. Baker and Mr. Whitcomb has been previously disclosed in the Company’s Information Statement contained in the Solicitation/Recommendation Statement on Schedule 14D-9 filed with the Securities and Exchange Commission on December 30, 2010.

Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the effective time of the Merger, the Company’s certificate of incorporation was amended and restated in its entirety (the “Amended and Restated Certificate of Incorporation”). A copy of the Amended and Restated Certificate of Incorporation of the Company is filed as Exhibit 3.1 hereto and incorporated herein by reference.

Pursuant to the Merger Agreement, at the effective time of the Merger, the Company’s bylaws were amended and restated in their entirety to read as the bylaws of Purchaser, as in effect immediately prior to such time, except that the name of the company set forth therein is Todd Shipyards Corporation (the “Amended and Restated Bylaws”). A copy of the Amended and Restated Bylaws of the Company is filed as Exhibit 3.2 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

3.1	Amended and Restated Certificate of Incorporation of Todd Shipyards Corporation

3.2	Amended and Restated Bylaws of Todd Shipyards Corporation

99.1	Joint Press Release issued by Parent and Company on February 15, 2011

SIGNATURE

TODD SHIPYARDS CORPORATION
Date: February 16, 2011

	By:	/s/ Michael G. Marsh
Name: Michael G. Marsh
Title: Secretary and General Counsel